Exhibit 99.2

Parrey, LLC

Financial Statements (Unaudited)

As of July 3, 2016 and for the three and six months ended July 3, 2016 and June 28, 2015

Parrey, LLC

Financial Statements (Unaudited)

As of July 3, 2016 and for the three and six months ended July 3, 2016 and June 28, 2015

PARREY, LLC

Balance Sheets

(Unaudited)

	July 3,	January 3,
	2016	2016
Assets
Current assets:
Restricted cash	$106,404	$654,413
Test electricity unbilled receivable	564,505	—
Prepaid expenses and other current assets	218,750	68,750
Total current assets	889,659	723,163
Construction in progress	349,509,505	293,192,535
Total assets	$350,399,164	$293,915,698
Liabilities and Member’s Equity
Current liabilities:
Related party payable (note 4)	$34,192,119	$41,865,052
Construction loan payable, current portion (note 6)	6,462,299	—
Accrued interest	149,442	424,395
Accrued liabilities	—	25,000
Total current liabilities	40,803,860	42,314,447
Construction loan payable, net of current portion (note 6)	210,228,763	216,691,062
Deferred rent	642,335	312,692
Other long-term liabilities	571,416	913,934
Total liabilities	252,246,374	260,232,135
Commitments and contingencies (note 5)
Member’s equity	98,152,790	33,683,563
Total liabilities and member’s equity	$350,399,164	$293,915,698

See accompanying notes to financial statements.

PARREY, LLC

Statements of Operations

(Unaudited)

	3 Months Ended		6 Months Ended
	July 3,	June 28,	July 3,	June 28,
	2016	2015	2016	2015
Operating expenses:
Lease expense	$270,791	157,459	$541,581	157,459
Management fees	68,750	—	137,500	—
Total expenses	339,541	157,459	679,081	157,459
Net loss from operations	(339,541)	(157,459)	(679,081)	(157,459)
Other expenses:
Interest expense	113,164	—	182,709	—
Net loss	$(452,705)	(157,459)	$(861,790)	(157,459)

See accompanying notes to financial statements.

PARREY, LLC

Statements of Changes in Member’s Equity

(Unaudited)

Member’s
equity
Balance at January 3, 2016	$33,683,563
Net loss	(861,790)
Member contributions	64,891,337
Member noncash contributions	439,680
Balance at July 3, 2016	$98,152,790

See accompanying notes to financial statements.

PARREY, LLC

Statements of Cash Flows

(Unaudited)

	6 Months Ended
	July 3,	June 28,
	2016	2015
Cash flows from operating activities:
Net loss	$(861,790)	(157,459)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Deferred rent	329,643	—
Net cash used in operating activities	(532,147)	(157,459)
Cash flows from investing activities:
Decrease in restricted cash	548,009	—
Purchase of construction in progress	(64,907,199)	—
Net cash used in investing activities	(64,359,190)	—
Cash flows from financing activities:
Member contributions	64,891,337	157,459
Net cash provided by financing activities	64,891,337	157,459
Net increase (decrease) in cash	—	—
Cash at beginning of year	—	—
Cash at end of year	$—	—
Noncash transactions:
Purchase of construction in progress is adjusted for the following:
Member contributions	$414,680	—
Test electricity unbilled receivable	(564,505)	—
Related party payable	(7,822,933)	—
Accrued interest	(274,953)	—
Other long-term liabilities	(342,518)	—
	$(8,590,229)	—

See accompanying notes to financial statements.

Parrey, LLC

Notes to Unaudited Financial Statements

As of July 3, 2016 and for the three and six months ended July 3, 2016 and June 28, 2015

(1)	Company Overview

Parrey, LLC (the Company) was formed on October 29, 2008 as a Delaware limited liability company and a wholly owned subsidiary of SunPower Corporation, Systems (SunPower Systems), which itself is a wholly owned subsidiary of SunPower Corporation (SunPower), a vertically integrated solar products and solutions company that designs, manufactures, and delivers high‑performance solar systems worldwide, serving as a one‑stop shop for distributed generation and utility‑scale power plant customers. The Company was formed for the purpose of developing and building a 102 megawatts of AC power (MWac) solar energy project near Lemoore, Kings County, California (the Henrietta Project). On July 20, 2015, the Company entered an agreement to transfer the member interests of the Company from SunPower Systems to Parrey Parent, LLC (the Parent Company), a wholly owned subsidiary of SunPower.

On September 29, 2016, a subsidiary of 8point3 Energy Partners LP (8point3) acquired from SunPower all of the class B limited liability company interests of Parrey Class B Member, LLC (Henrietta Class B Partnership). The Henrietta Class B Partnership owns all of the class B limited liability company interests of Parrey Holding Company, LLC (Henrietta Holdings), the direct owner of 100% of the limited liability company membership interests in the Parent Company and indirect owner of 100% of the limited liability company membership interests in the Company. Such class B membership interests in Henrietta Holdings entitle 8point3 to a 49% economic interest in the Company.

(2)	Summary of Significant Accounting Policies
(a)	Basis of Presentation

The Company’s financial statements have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP).

(b)	Fiscal Years

The Company has a 52‑ to 53‑week fiscal year that ends on the Sunday closest to December 31. Fiscal 2016 and 2015 were 52‑ and 53‑week fiscal years, respectively. Fiscal 2016 ended on January 1, 2017 and fiscal 2015 ended on January 3, 2016. Each of the first and second fiscal quarters in the fiscal years 2016 and 2015 comprised 13 weeks. The first quarter and second quarter of fiscal 2016 ended on April 3, 2016 and July 3, 2016, respectively. The first quarter and second quarter of fiscal 2015 ended on March 29, 2015 and June 28, 2015, respectively.

(c)	Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Such estimates include, among others, the estimates for future cash flows and valuation of certain accrued liabilities such as the asset retirement obligation (ARO). Actual results could materially differ from those estimates.

(d)	Construction in Progress

Construction in progress is composed of costs associated with the development and construction of the Henrietta Project. These costs include costs for leased land, development, and construction.

5	(Continued)

Parrey, LLC

Notes to Unaudited Financial Statements

As of July 3, 2016 and for the three and six months ended July 3, 2016 and June 28, 2015

Development costs typically include legal, consulting, permitting, and other similar costs. Construction costs typically include mounting systems, inverters, construction subcontracting, and other similar costs. The Henrietta Project began generating electricity prior to the commercial operation date of October 1, 2016 as a result of the installation and interconnection of individual solar modules, which occurs over time during the construction and commission period. The unbilled receivable of test electricity generation is accounted for as a reduction in the asset carrying value rather than operating revenue prior to commercial operations.

(e)	Recent Accounting Pronouncements

In August 2016, the Financial Accounting Standards Board (FASB) issued an update to the standards to reduce diversity in practice in how certain transactions are presented and classified in the statement of cash flows. The new guidance is effective for the Company no later than the first quarter of fiscal 2018. Early adoption is permitted. The Company is evaluating the potential impact of this standard on its consolidated financial statements and disclosures.

In February 2016, the FASB issued an update to the lease accounting guidance, which requires the Company to begin recording assets and liabilities arising from leases on the balance sheet. The new guidance will also require significant additional disclosures about the amount, timing and uncertainty of cash flows from leases. This new guidance will be effective for the Company beginning on January 1, 2019 using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients that entities may elect to apply. The Company is currently evaluating the impact of this standard on its financial statements and disclosures.

In August 2014, the FASB issued a new standard that provides guidance around management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. The adoption of this standard in the fourth quarter of fiscal 2016 did not have a material impact on the Company’s financial statements and disclosures.

In May 2014, the FASB issued a new revenue recognition standard based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. In August 2015, the FASB deferred the effective date of this standard for all entities by one year. The new revenue recognition standard becomes effective for the Company in the first quarter of fiscal 2019, and is to be applied retrospectively using one of two prescribed methods. The Company is evaluating the application method and impact on its financial statements and disclosures.

(3)	Power Purchase Agreements

On August 16, 2012, the Company entered into a Power Purchase Agreement (PPA) with Pacific Gas and Electric Company (PG&E) for a term of 20 years, which commenced on October 1, 2016. PG&E is obligated to take part of the output of the system at a stipulated price defined in the PPA. The Company began recognizing revenue from the PPA on October 1, 2016.

6	(Continued)

Parrey, LLC

Notes to Unaudited Financial Statements

As of July 3, 2016 and for the three and six months ended July 3, 2016 and June 28, 2015

(4)	Related‑Party Transactions
(a)	Engineering, Procurement, and Construction Agreement with SunPower Corporation, Systems

On September 30, 2015, the Company entered into an Engineering, Procurement and Construction Agreement (EPC Agreement) with SunPower Systems for the construction of the Henrietta Project. During construction, SunPower Systems invoices the Company as work is performed in accordance with the EPC Agreement.

The cost of construction in progress has been recorded at its carrying value, which is based upon the contractual amount paid to SunPower Systems. This amount includes a margin for SunPower Systems for system construction efforts.

As of July 3, 2016, the construction has a total anticipated contract value of $304 million, including change orders, which is included in construction in progress to the extent applicable at July 3, 2016. As of July 3, 2016, billings from SunPower Systems total $296.4 million, of which $22.0 million is included as a Related Party Payable to SunPower in the Company’s balance sheets.

(b)	Development Services Agreement

On July 28, 2015, the Company entered into a Development Services Agreement (DSA) with SunPower DevCo, LLC, a wholly owned subsidiary of SunPower, related to the development services SunPower provided to the Company. The Company agreed to pay SunPower a $12 million development fee to be earned by SunPower upon the Company closing a project credit facility, but not payable until the Term Conversion Date or Discharge Date, as defined in the DSA. The Company also agreed to reimburse SunPower for other expenses related to the development services provided. As of July 3, 2016, $12 million is payable to SunPower under this agreement.

(c)	Equity Contribution Agreement with SunPower

On October 14, 2015, the Company entered into an Equity Contribution Agreement with the Parent Company. The Contribution Agreement requires the Parent Company to make equity contributions, in order to finance a portion of the cost of developing and constructing the solar energy project and to satisfy certain other conditions under and in accordance with the credit facility (refer to note 6). As of July 3, 2016, the Parent Company has unfunded capital commitments of approximately $85.6 million, which are guaranteed by SunPower.

(d)	Operation and Maintenance Services (O&M)

On October 14, 2015, the Company entered into an Operations and Maintenance Agreement (O&M Agreement) with SunPower Systems to provide maintenance for the system. The annual fee is $1.4 million, which shall increase 2.5% annually. The initial term of the O&M Agreement is 5 years, unless terminated, after the Substantial Completion Date as defined in the EPC Agreement. The Company shall have the option to extend the initial term for up to three 5 year terms. The O&M Agreement was amended and restated effective September 29, 2016, under which amendment the annual fee was reduced to approximately $1.2 million, which shall increase 2.5% annually.  The Company began incurring these costs upon commercial operation of the Henrietta Project on October 1, 2016.

7	(Continued)

Parrey, LLC

Notes to Unaudited Financial Statements

As of July 3, 2016 and for the three and six months ended July 3, 2016 and June 28, 2015

(e)	Asset Management Fees

On October 14, 2015, the Company entered into a Management Agreement with SunPower Capital Services, LLC, a wholly owned subsidiary of SunPower, to perform management and administrative services. The annual fee is $280 thousand, which shall increase by the greater of 2.5% or the annual increase in the Employment Cost Index. The initial term of the Management Agreement is one year from the date of Financial Closing as defined within the agreement and, unless terminated, shall be automatically extended for an indefinite term. During the three and six months ended July 3, 2016, management service fees were $69 thousand and $138 thousand, respectively, compared to zero incurred in the three and six months ended June 28, 2015, which are included in management fees in the Company’s statements of operations.  On September 29, 2016, the Management Agreement was terminated.

(f)	Shared Facilities Agreement

On September 4, 2015, the Company entered into a Shared Facilities Agreement with Java Solar, LLC (Java and, collectively with the Company, the Co‑Tenants), a wholly owned subsidiary of SunPower. The Co‑Tenants are each developing and constructing solar energy projects that share certain easement and permit rights. In addition, the Co‑Tenants will construct, operate and maintain certain common infrastructure facilities, including electrical transmission and communications facilities, access roads, and lay‑down and staging areas. The term of the agreement shall continue until either Co‑Tenant becomes the sole owner of the Shared Assets or the Co‑Tenants mutually agree to terminate the Shared Facilities Agreement. Each Co‑Tenant is solely responsible for the expenses of its solar energy project and its portion of Shared Expenses, as defined in the agreement.

(g)	Liabilities

The Company’s Related Party Payable is due to SunPower Systems and SunPower DevCo, LLC. The amounts are noninterest bearing and not payable on demand. The Related Party Payable related to the EPC Agreement is due at the later of net 30 days from the invoice date or upon final completion, which is expected to be complete within 12 months of the balance sheet date. The Related Party Payable related to the development services fee is not required to be paid until the Term Conversion Date or Discharge Date, as defined in the DSA.

(h)	Product Warranties

SunPower as the manufacturer generally warrants the performance of the solar panels at specified levels of power output for 25 years. In addition, long‑term warranties from the original equipment manufacturer of certain system components, such as inverters, are passed through to the Company. Warranties of 25 years from solar panel suppliers are standard in the solar industry, while inverters typically carry warranty periods ranging from 5 to 10 years. In addition SunPower as provider of engineering, procurement and construction (EPC) services generally warrants the workmanship on installed systems for periods ranging up to 10 years, and SunPower as provider of operations and maintenance services also provides system output performance warranties or availability guarantees.

8	(Continued)

Parrey, LLC

Notes to Unaudited Financial Statements

As of July 3, 2016 and for the three and six months ended July 3, 2016 and June 28, 2015

(5)	Commitments and Contingencies
(a)	Land Operating Leases

The Company is a party to various agreements that provide for payments to landowners for the right to use the land upon which the Henrietta Project is located. The Company entered into an exclusive option to lease the land in 2011 and exercised the option in 2015. The term of the ground lease is for 31 years with the initial term expiring December 31, 2045. The Company has the right to extend the lease for two additional terms of 5 years each.

The total minimum lease commitments at July 3, 2016 under these land use agreements are as follows:

2016 (six months remaining)	$359,218
2017	378,214
2018	647,842
2019	818,270
2020	838,727
Thereafter	29,765,272
Total	$32,807,543

(b)	Legal Proceedings

In the normal course of business, the Company may be notified of possible claims or assessments. The Company will record a provision for these claims when it is both probable that a liability has been incurred and the amount of the loss, or a range of the potential loss, can be reasonably estimated. These provisions are reviewed regularly and adjusted to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel, and other information or events pertaining to a particular case. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

(c)	Environmental Contingencies

The Company reviews its obligations as they relate to compliance with environmental laws, including site restoration and remediation. During the six months ended July 3, 2016, there were no known environmental contingencies that required the Company to recognize a liability.

(6)	Debt Obligations

On October 14, 2015, the Company entered into a $249.0 million credit facility with a syndicate of banks including Santander Bank, N.A., Mizuho Bank, Ltd. and Credit Agricole Corporate & Investment Bank (the Henrietta Credit Facility) in connection with the planned construction of the Henrietta Project.

The Henrietta Credit Facility includes approximately $216.7 million in construction loan commitments and approximately $32.3 million in letter of credit commitments. Principal and accrued interest on the construction loans are convertible into term loans at the Company’s option following the end of the construction period as long as the Company can meet the minimum requirements as defined in the Henrietta Credit Facility. These minimum requirements include delivering evidence of all project permits, achieving commercial operations, providing an updated base case model and additional operational metrics. If converted, the Henrietta Credit Facility matures at the end of the seventh year following the term loan

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Parrey, LLC

Notes to Unaudited Financial Statements

As of July 3, 2016 and for the three and six months ended July 3, 2016 and June 28, 2015 conversion, with semi‑annual principal payments computed on a 19‑year amortization schedule and a balloon payment at maturity. All outstanding indebtedness under the Henrietta Credit Facility may be voluntarily prepaid in whole or in part without premium or penalty, other than customary breakage costs.

10	(Continued)

Parrey, LLC

Notes to Unaudited Financial Statements

As of July 3, 2016 and for the three and six months ended July 3, 2016 and June 28, 2015

Generally, borrowings under the Henrietta Credit Facility will bear interest of (a) with respect to any London Interbank Offered Rate (LIBOR) loan, either 1.625% or 1.875% (until December 31, 2020 and on December 31, 2020, and thereafter, respectively) plus the LIBOR divided by a percentage equal to one minus the stated maximum rate of all reserves required to be maintained against “Eurocurrency liabilities” as specified in Regulation D and (b) with respect to any alternate base rate loan, either 0.625% or 0.875% (until December 31, 2010 and on December 31, 2020, and thereafter, respectively) plus the greater of (1) the prime rate, (2) the Federal Funds rate plus 0.50%, and (3) the one‑month LIBOR plus 1%. From the inception of the loan through the end of fiscal 2015, the Company accrued interest at a rate of approximately 1.9%. In addition, a commitment fee of 0.50% per annum is charged on funds available for borrowing and not borrowed.

The Henrietta Credit Facility is secured by the assets of, and equity in, the Company, but is otherwise nonrecourse to the Parent Company and its affiliates. The Henrietta Credit Facility contains certain affirmative and negative covenants that limit or restrict, subject to certain exceptions, the ability of the Company to do certain things, including the incurrence of indebtedness or liens, payment of dividends, merging or consolidating, transactions with affiliates, or changing the nature of its business. The Company was in compliance with all debt covenants as of July 3, 2016.

As of July 3, 2016, the face value of the outstanding borrowings is $216.7 million. The letters of credit outstanding under the Henrietta Credit Facility as of July 3, 2016 are $32.3 million. Letter of credit fees incurred and expensed related to the Henrietta Credit Facility were immaterial for the three and six months ended July 3, 2016 and June 28, 2015.

(7)	Subsequent Events

Subsequent events have been evaluated through February 13, 2017, the date the financial statements were available to be issued.

11	(Continued)